Exhibit 99.1

511456 (1201) CANADIAN DOLLAR GRID PROMISSORY NOTE	Refer also to U.S. Dollar Grid Note

$22,000,000.00	55 KING STW, TORONTO
	Branch	Date (mm/dd/yyyy)

On Demand for value received the undersigned jointly and severally promise(s) to pay to THE TORONTO-DOMINION BANK (the “Bank”) or order at the above Branch, in lawful money of the United States of America, the lesser of -

(i)	the principal sum of TWENTY TWO MILLION********************************
	************************************************************
	**********	($22,000,000.00	) DOLLARS
	(together with interest as determinable below) and

(ii)	the unpaid principal balance of all advances (together with interest as determinable below) made by the Bank to the undersigned as recorded by the Bank in its records.

The Bank shall record in its records the amount of all advances made under, payments made in respect of, and all other amounts becoming due to the Bank under this Note (collectively the “Entries”). The Bank’s records constitute in the absence of manifest error, conclusive evidence of the indebtedness of the undersigned to the Bank pursuant to this Note. The Entries shall be indicated on the statement of account or accounts (the “Statement of Account”). Unless within thirty (30) days of the date of the Statement of Account (the “Statement Date”), the undersigned claims and establishes that an error has been made in the Entries, the Undersigned shall be precluded after the Statement Date from objecting to the Entries listed on the Statement of Account and after the Statement Date the Entries shall then be admissible in any proceedings as full and conclusive evidence of the principal and accrued interest and shall be binding on the undersigned to the same extent and effect as though all the Entries had been made pursuant to written instructions from the undersigned.

In addition to receiving the Statement of Account, the undersigned may for information purposes only, no more than once quarterly, if requested, receive from the Bank a loan history of all advances made under and payments made in respect of this Note during that quarter.

At no time shall the outstanding principal balance of this Grid Note and the U.S. Dollar Grid Note executed in conjunction here with
exceed	TWENTY TWO MILLION ************************************
**************************************************
	($22,000,000.00	) Canadian Dollars or the U.S. Dollar equivalent thereof.

PRIME

The principal amount (including any overdue interest) outstanding hereunder shall bear interest calculated and payable monthly from and including the date hereof until paid, before and after default or judgment, at the Bank’s prime rate per annum.

Prime Rate means the rate of interest per annum established and reported by the Bank to the Bank of Canada from time to time as the reference rate of interest for the determination of interest rates that the Bank charges to customers of varying degrees of credit worthiness in Canada for Canadian dollar loans made by it in Canada.

The undersigned hereby acknowledge(s) that the undersigned will be bound by any and all changes of the prime rate irrespective of whether or not the Bank has directly notified the undersigned of any such changes.

For:	/s/ MARK TANZ
MARK TANZ

[LOGO CANADA TRUST]

Branch:    55 KING ST, WEST AND BAY ST, TORONTO, ONTARIO

THE UNDERSIGNED, having deposited with or transferred to The Toronto-Dominion Bank (the “Bank”) or one or more officers thereof in trust, or to any nominee or nominees of the Bank, the security or securities, listed hereunder and/or on the reverse hereof:

Par Value of Bond	or	Number of Shares	SECURITY	Maturity of Bond or Class of Stock
21,000,000			GOVERNMENT OF CANADA BONDS-6%-	JUN 1/11

In consideration of the sum of one dollar the receipt whereof is hereby acknowledged and of any loans or advances heretofore now or hereafter made by the Bank to the undersigned or at the request of the undersigned:

The undersigned agree/s that the said security or securities together with all other securities heretofore or hereafter deposited with or transferred to the Bank by the undersigned including any security which the Bank may allow to be substituted therefor or for any part thereof and any other securities held by the Bank being the property of the undersigned, together with all dividends and interest thereon (all of which are herein referred to as the “Security”) shall be held by the Bank as continuing collateral security for the payment of the said loans and advances together with interest thereon at the rate provided in any instrument evidencing the indebtedness or at the rate agreed upon, otherwise at the legal rate, as well after as before maturity and after as well as before default at the counter of the above-mentioned Branch of the Bank, all of which said loans, advances and interest the undersigned agrees to pay without any presentation of this document or protest for non-payment being required which are hereby expressly waived, and of all liabilities to the Bank of the undersigned and of any firm or partnership in which the undersigned is interested, direct or indirect, whether by way of guarantee or otherwise and due or to become due and whether heretofore now or hereafter contracted or incurred and interest and including all costs, charges and expenses incurred in connection therewith (all of which are hereinafter referred to as the “liabilities”) and the undersigned agree/s to deliver to the Bank additional security when required by the Bank. The Bank is hereby authorized on default, or without default and without demand of payment if in the opinion of the Bank or any officer thereof the Security is depreciated or liable to be depreciated, or on the insolvency of the undersigned, and without notice to the undersigned and as and when and if the Bank shall think proper to sell the Security or any part thereof and to apply the proceeds in reduction of the liabilities as the Bank may see fit without prejudice to its claim for any deficiency. At any such sale the Bank itself may purchase the whole or any part of the Security sold free from any right of redemption on the part of the undersigned which is hereby waived and released the undersigned hereby expressly waiving all and every formality prescribed by law in relation to any such sale and authorizing the Bank or any of its officers or any nominee or nominees of the Bank as attorney irrevocable with power of substitution for and in the name of the undersigned to sign and seal all documents and to fill in all blanks in signed powers of attorney and transfers necessary in order to complete the transfer of the Security to the Bank or any one or more of its officers, or any nominee or nominees of the Bank, or any purchaser. Should the Security consist in whole or in part of shares or share warrants of a Company this hypothecation shall entitle the Bank, or any of its officers, or any nominee or nominees of the Bank, either before or after default in payment of the liabilities and without notice or demand of any kind, to cause any or all of such shares and/or any or all of the shares represented by such share warrants to be transferred on the books of the Company to the Bank, or any one or more of its officers, or any nominee or nominees of the Bank and shall entitle it, him or them at its, his or their option, to represent the same at any meeting of the Company and to vote thereon.

The Undersigned acknowledges and agrees that it is the Undersigned’s responsibility to inform himself or herself in a timely fashion of the commencement of any take over bids, issuer bids, rights offerings and other events notice of which is required by securities legislation to be delivered, and that it is the Undersigned’s responsibility to inform himself or herself as to how materials may be obtained. The Undersigned acknowledges and agrees that the Bank has no obligations with respect to the Security under National Policy No. 41 or otherwise, and that the actual giving of any notice by the Bank from time to time with respect to the Security shall not give rise to a reasonable expectation that any similar notice will be given in the future nor shall it give rise to any obligation of the Bank to give such notice.

Dated at,	Toronto	this	26th	day of	April	,	2005
					(month)		(year)

SIGNED, SEALED AND DELIVERED in the presence of

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		/s/ MARK TANZ	(Seal)
MARK TANZ